Exhibit 10.1

BAY VIEW 2005-LJ-1 OWNER TRUST
Issuer
and
DEUTSCHE BANK TRUST COMPANY AMERICAS
Indenture Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of June 3, 2005
to the
INDENTURE
Dated as of February 1, 2005

     FIRST SUPPLEMENTAL INDENTURE, dated as of June 3, 2005, among BAY VIEW 2005-LJ-1 OWNER TRUST, a statutory trust organized and existing under the laws of the State of Delaware (the “Issuer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as indenture trustee (the “Indenture Trustee”).
RECITALS
     The Issuer has heretofore duly executed and delivered to the Indenture Trustee an Indenture, dated as of February 1, 2005 (the “Indenture”), providing for the issuance of the Notes. All capitalized terms used in this First Supplemental Indenture and not defined herein shall have the meaning assigned to them in the Indenture.
     Section 10.01(a)(v) of the Indenture provides that, without the consent of the Holders of any Notes, but with the consent of the Insurer (so long as the Insurer is the Controlling Party) and with prior notice to each Rating Agency, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, may enter into one or more supplemental indentures to correct or supplement provisions of the Indenture that may be inconsistent with any other provision in any of the Basic Documents.
     The changes to the Indenture contemplated by this First Supplemental Indenture will correct or supplement a provision in the Indenture that may be inconsistent with certain provisions of the Insurance Agreement and/or the Policy, and the Insurance Agreement and the Policy are each a Basic Document.
     All things necessary to make this First Supplemental Indenture a valid agreement of the Issuer, and a valid supplement to the Indenture, have been done.
     Now, Therefore, for and in consideration of the premises, it is mutually agreed as follows:
     1. Section 1.01(a) of the Indenture is hereby amended by adding a new definition of “Deficiency Amount” in the appropriate alphabetical order thereto, which definition shall read in its entirety as follows:
     “Deficiency Amount” shall have the meaning assigned to such term in the Policy.
     2. Section 9.03(a) of the Indenture is hereby amended by deleting clause “(a)” thereof in its entirety, and replacing the following in lieu thereof:
“(a) In the event that the Indenture Trustee has delivered a Deficiency Notice with respect to any Determination Date, the Indenture Trustee shall determine on the Determination Date for the related Draw Date the Deficiency Amount for the related Payment Date. In making such determination the Indenture Trustee may conclusively rely on the information provided in the Servicer’s Certificate. If the Deficiency Amount for such Payment Date is greater than zero, the Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the Determination Date, and in no event later than the Draw Date, a completed Notice of Claim in the amount of the Deficiency Amount (such amount being hereinafter referred to as the “Policy Claim Amount”). Amounts paid by the Insurer under the Policy shall be deposited by the Indenture Trustee into the Collection Account for payment to Noteholders on the related Payment Date (or promptly following payment by the Insurer on a later date as set forth in the Policy) solely in accordance with the terms of the Policy.”
     This First Supplemental Indenture shall be construed in accordance with and governed by the substantive laws of the State of New York (including New York General Obligations Laws §§ 5-1401 and 5-1402, but otherwise without regard to conflict of law provisions thereof) applicable to agreements made and to be performed therein.
     This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed as of the day and year first above written.

Bay View 2005-LJ-1 Owner Trust,
as Issuer

By:	Wilmington Trust Company,
not in its individual
capacity, but solely as Owner Trustee

By:

Name:

Title:

Deutsche Bank Trust Company Americas,
not in its individual capacity, but solely as
Indenture Trustee

By:

Name:

Title:

Consented and Agreed to:
MBIA Insurance Corporation
as the Insurer

By:

Name:

Title: